UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2008

BRISAM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	33-55254-39	87-0485315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 N. Rainbow Blvd., Suite 300 Las Vegas, Nevada	89107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 448-8150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (“Amendment No. 2”) is being filed by Brisam Corporation (the “Registrant”) to amend and restate the Form 8-K filed with the Commission on May 22, 2008, as amended on June 4, 2008 (the “Original Filings”). Therefore this Amendment No. 2 replaces the Original Filings in all form and content.

Item 3.02 Unregistered Sales of Equity Securities.

Administrative Hold on Share Issuance

On May 6, 2008, Ira Lyons, the Registrant’s previous sole officer and director, issued 35,000,000 shares of common stock to himself. Prior to the issuance, Mr. Lyons had been removed as a director of the Registrant by a super majority vote of the Registrant’s stockholders, as further discussed in Item 5.02 below. Therefore, Mr. Lyons did not have the authority to issue the 35,000,000 shares of common stock. The Registrant has placed an administrative hold on the shares of common stock and has instructed its transfer agent to place a stop transfer order on the shares of common stock. The Registrant’s new sole officer and director, Brian Kitts, is currently in discussions with Mr. Lyons for the return of the shares of common stock for cancellation.

Issuance of Super Voting Class A Preferred Stock

On May 15, 2008, the Registrant issued 1,000,000 shares of Super Voting Class A Preferred Stock (“Class A Preferred Stock”) to Brian Kitts for resuming his services as the sole officer and director of the Registrant, as further described in Item 5.02 below. The Registrant believes the issuance of the shares was exempt from the registration and prospectus delivery requirement of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipient of the shares was afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make his investment decision, including the Registrant’s financial statements and 34 Act reports. The Registrant reasonably believed that the recipient had such knowledge and experience in its financial and business matters that she was capable of evaluating the merits and risks of his investment. The recipient was the sole officer and director of the Registrant at the time of the issuance and his investment decision.

The rights, preferences, restrictions and other matters relating to the Class A Preferred Stock are as follows:

Section I.        Designation and Amount. There is hereby authorized to be issued out of the authorized and unissued shares of preferred stock of the Corporation a class of preferred stock designated as the “Class A – Super Voting Preferred Stock” (“Class A Preferred Stock”) and the number of shares constituting such class shall be 1,000,000.

Section II.      Voting Rights. Holders of the Class A Preferred Stock shall be entitled to cast five hundred (500) votes for each share held of the Class A Preferred Stock on all matters presented to the stockholders of the Corporation for stockholder vote which shall vote along with holders of the Corporation’s Common Stock on such matters.

Section III.     Redemption Rights. The Class A Preferred Stock may be redeemed only by separate written agreement by and between the Holder and the Corporation.

Section IV.     Conversion Rights. The Class A Preferred Stock is convertible, at any time or from time to time, at the sole option of the Holder, into shares of Common Stock on a one-for-one hundred basis (i.e.- for every share of Class A Preferred Stock converted, the Holder would receive one hundred (100) shares of Common Stock).

Section V.      Protective Provisions. So long as any shares of Class A Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the Holders of the Class A Preferred Stock which is entitled, other than solely by law, to vote with respect to the matter, and which Preferred Stock represents at least a majority of the voting power of the then outstanding shares of such Class A Preferred Stock:

(a)       sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of;

(b)       alter or change the rights, preferences or privileges of the shares of Class A Preferred Stock so as to affect adversely the shares;

(c)       increase or decrease (other than by redemption or conversion) the total number of authorized shares of preferred stock;

(d)       authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security (i) having a preference over, or being on a parity with, the Class A Preferred Stock with respect to dividends or upon liquidation, or (ii) having rights similar to any of the rights of the Class A Preferred Stock; or

(e)	amend the Corporation’s Articles of Incorporation or bylaws

Section VI.     Other Rights. Except as otherwise stated herein, there are no other rights, privileges, or preferences attendant or relating to in any way the Class A Preferred Stock, including by way of illustration but not limitation, those concerning dividend, ranking, other conversion, other redemption, participation, or anti-dilution rights or preferences.

Section VII.   Definitions. As used in herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Common Stock” means any and all shares of the Corporation’s $0.001 par value common stock.

“Corporation” means Brisam Corporation, a Nevada corporation, and its successors.

“Class A Preferred Stock” has the meaning ascribed to it in Section I hereof.

“Holder” means a holder of a share or shares of Class A Preferred Stock as reflected in the stock books of the Corporation.

A copy of the Certificate of Designation for the Class A Preferred Stock, as filed with the Nevada Secretary of State, is attached hereto as Exhibit 4.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers.

(a) Removal of Director

On May 5, 2008, Brian Kitts, the majority stockholder of the Registrant controlling approximately 68% of the Registrant’s issued and outstanding shares of common stock, by written consent, voted to remove Mr. Ira Lyons as the sole member of the Registrant’s board of directors. A copy of the stockholder consent is attached hereto as Exhibit 99.1.

A stockholder vote by consent in lieu of a meeting of stockholders is authorized by Nevada Revised Statutes (“NRS”) Section 78.320(2) and, pursuant to NRS Section 78.335(1):

NRS 78.335  Directors: Removal; filling of vacancies.

1.  Except as otherwise provided in this section, any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

Further, the Registrant’s bylaws (as filed with the Commission), pursuant to Article II – Section 9, provides for stockholder action to be taken by shareholders in the form of a written consent as follows:

Section 9. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders,  or any action which may be taken at a meeting of the  shareholders,  may be taken  without a meeting if a consent in  writing, setting  forth the action so taken,  shall be signed by all of the  shareholders entitled to vote with respect to the subject matter thereof.

As of May 5, 2005, the Registrant had 30,117,807 shares of common stock outstanding, each of which is entitled to one vote for each in the election of directors. Mr. Kitts controlled 21,000,000 shares of the Registrant’s common stock, which approximated 68% of the Registrant’s issued and outstanding common stock, which was sufficient to comply with NRS 78.335(1), the Registrant’s bylaws, and to remove Mr. Lyons as a director effective May 5, 2008.

Mr. Kitts, as the majority stockholder of the Registrant, did not remove Mr. Lyons from the Registrant’s board of directors for “cause”, but determined that such removal was advisable and in the best interests of the Registrant and its stockholders due to the unavailability of Mr. Lyons to manage the day-to-day operations of the Registrant. Mr. Lyons is currently an executive officer and director of another publicly traded company, Hydrogen Hybrid Technologies, Inc. (“HYHY”), which in the opinion of the Mr. Kitts has caused Mr. Lyons to focus his time and attention on HYHY and not on the Registrant.

(b) Removal of Executive Officer

Effective May 5, 2008, following the removal of Mr. Lyons as a director and the appointment of Mr. Kitts as the sole director of the Registrant, described below, the Registrant’s board of directors removed Mr. Lyons as the sole officer of the Registrant effective immediately. The removal of Mr. Lyons was not due to any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

(c) Appointment of Executive Officer

Effective May 5, 2008, the Registrant’s Board of Directors, immediately upon the removal of Mr. Lyons, appointed Mr. Brian Kitts as the sole officer (president, secretary and treasurer) of the Registrant. Mr. Kitts also served as the Registrant’s sole officer and director from October 1, 2007 through January 29, 2008.

Brian Kitts, since 1995 has served as an industry consultant for various private clients and manufacturers. Mr. Kitts was previously the sole officer and director of the Registrant from Mr. Kitts founded and was the President of Beechwood Design in 1983, a private company specializing in store fixture design and manufacturing. He built Beechwood Design from 4 employees and $300,000 in revenue in 1983 to 140 employees and $7,000,000 in revenues in 1995, at which time he sold the company.

(d) Appointment of Director

Effective May 5, 2008, immediately following the removal of Mr. Lyons as the Registrant’s sole director, the Registrant’s majority stockholder, Mr. Brian Kitts, elected himself as the sole member of the Registrant’s board of directors. Please see Mr. Kitts’ resume above.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
4.1	Certificate of Designation of Preferences, Rights and Limitations of Class A Preferred Stock
99.1	Majority Stockholder Consent dated May 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                        BRISAM CORPORATION

By: /s/Brian Kitts
Brian Kitts, President

Date: June 12, 2008